EXHIBIT 99.2
April 27, 2005
Bruce C. Hayden
Xybernaut Corporation
12701 Fair Lakes Circle, Suite 550
FAIRFAX, VA 22033

Re:	Xybernaut/Boardroom Specialists LLC
Dear Mr. Hayden
     This letter agreement (“Agreement”) sets forth the services to be provided by Boardroom Specialists, LLC (“Boardroom”) to Xybernaut Corporation (the “Company”) and the terms and conditions under which such services will be performed (the “Engagement”). All references in this Agreement to Boardroom shall include officers, agents, and employees of Boardroom.
1.	Scope of Services and Fees.
a.	Client. Boardroom’s client in this matter shall be the Company. The Company is specifically agreed and understood to include the board of directors of the Company.

b.	Services. Boardroom is hereby engaged to advise the Company in connection with various financial and restructuring advisory matters, including, but not limited to reviewing all aspects of the Company’s operations, capital structure, management, business plan, customer relations, sales and marketing and all related functions and activities. Boardroom will advise the board of directors with respect to its fiduciary duties with respect to this process and shall advise and assist the Company in its communications, negotiations with and presentations to creditors, shareholders, vendors, and all other parties in interest. Boardroom will assist in evaluating the Company’s strategic alternatives and business plan, including the level of execution of such plan, and advising on the integration of the business plan into the Company’s restructuring and value maximization plan.

c.	Fees. Boardroom will charge the Company $2,500 dollars per day (the “Fee”) for Boardroom services. The Company shall pay Boardroom the Fee weekly, pursuant to an invoice received from Boardroom. The Fee shall not be subject to daily pro-ration and shall not increase per day, regardless of the number of hours worked.
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d.	Expenses. The Company Shall Pay All Expenses Incurred By Boardroom for Services related to the Engagement (e.g., all out-of-pocket expenses such as communications, travel, meals, and living expenses incurred in connection with the Engagement). The Company shall only be charged for coach-class airline travel during this Engagement. Expenses may be included by Boardroom in the weekly invoices submitted by it to the Company, as and when such invoices are available to Boardroom.

e.	Wire Transfer. All payments required hereunder shall be paid by wire transfer unless otherwise directed by Boardroom. Set forth below are Boardroom’s wire transfer instructions:

Bank Name:

Bank Address:

Bank Telephone:

ABA Routing:

Account Name:

Account No.

Contact Person:

Payments made by mail pursuant to agreement of Boardroom should be sent to Boardroom Solutions LLC: Attention: Al Fasola,                     , Charleston, South Carolina.
f. Right to Terminate Services. Failure of the Company to promptly pay amounts due for services rendered or for reimbursement of expenses shall constitute justification for Boardroom to terminate this agreement upon three (3) days notice. In any such event, Boardroom shall have the right to recover from the Company all unpaid amounts owed, as well as any amounts as to which services have been performed but not yet billed to the Company.
     2. Term of Engagement.
     The term of the Engagement shall commence as of April 26, 2005. Either the Company or Boardroom may terminate this Agreement upon ten (10) business days’ advance written notice, with payment due to Boardroom for fees through the termination date and expenses incurred through the termination date. Boardroom may withdraw for good cause without the Company’s
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consent. Good cause includes the Company’s breach of this Agreement (including the Company’s failure to pay any appropriate invoice or when due), the Company’s failure or refusal to cooperate with Boardroom, or any fact or circumstance that would render Boardroom’s continuing representation unlawful or unethical. In such withdrawal event, the Company shall pay to Boardroom all fees through the withdrawal date and all expenses incurred through the withdrawal date.
     3. Work Performed.
     Boardroom’s work for the Company will be performed on a “level-of-effort” basis; that is, the depth of our analyses and extent of our authentication of the information on which our advice to the Company will be predicated, may be limited in some respects due to the extent and sufficiency of available information, time constraints dictated by the circumstances of our engagement, and other factors. Moreover, we do not contemplate examining any such information in accordance with generally accepted auditing or attestation standards. Rather, it is agreed and understood that we are to rely on information disclosed or supplied to us by employees and representatives of the Company without audit or other verification of its accuracy and validity.
     4. Reports.
          Boardroom will submit oral and/or written reports, at the request of the Company, summarizing our evaluations and analyses based on our work pursuant to this Agreement. Our reports will encompass only matters that come to our attention in the course of our work that we perceive to be significant in relation to the objective of our Engagement. However, because of the time and scope limitations implicit in our Engagement and the related limitations on the depth of our analyses and the extent of our verification of information, we may not discover all such matters or perceive their significance. Accordingly, we will be unable to and will not provide assurances in our reports concerning the integrity of the information used in our analyses and on which our findings and advice to the Company may be based. In addition, we have no obligation to and will not update our reports or extend our activities beyond the scope set forth herein, unless the Company requests and we agree to do so.
     5. Entire Agreement, Waiver, Modification, and Notices.
          This Agreement constitutes the final and complete expression of the parties with respect to its subject matter and supersedes and replaces any other written or oral agreement or understanding between the parties. This Agreement may be amended, modified, supplemented or waived only by a written instrument signed by both parties. No waiver of a breach hereof shall be deemed to constitute a waiver of a future breach, whether of a similar or a dissimilar nature. All notices, demands or other communications which are required or are permitted to be given in this Agreement shall be in writing and shall be deemed to have been sufficiently given (i) upon personal delivery, (ii) the third business day following due deposit in the United States mail, postage prepaid, and sent certified mail, return receipt requested, correctly addressed or (iii) when receipt is acknowledged if sent via facsimile transmission. Notices to
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you shall be sent to the address set forth on page one of this Agreement. Notices to Boardroom shall be sent to the address set forth below:
Boardroom Solutions Group, LLC
Attn: Al Fasola
2755 Magnolia Woods Drive
Mount Pleasant, South Carolina 29464
Telephone: 843 696 46265
Fax: 843 971 7670
     Notices to Xybernaut Corporation shall be sent to the address set forth below:
Xybernaut Corporation
Legal Department
12701 Fair Lakes Circle, Suite 550
Fairfax, VA 22033
Fax: 703-654-3620
     Either party may give written notice of a change of address by certified mail, return receipt requested, and after notice of such change has been received, any notice shall be given to such party in the manner set forth above at such new address.
     6. Authority.
     The Company has all requisite corporate power and authority to enter into this Agreement. The Company and Boardroom have fully reviewed this Agreement, have obtained counsel on its terms, and have participated in the drafting of this Agreement such that it shall not be construed against any one party. This Agreement has been duly and validly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms.
     THE ADDITIONAL TERMS AND CONDITIONS ATTACHED TO THIS AGREEMENT ARE HEREBY MADE PART OF THIS AGREEMENT AS THOUGH FULLY SET FORTH HEREIN.
     If you agree to the terms and conditions set forth above, please indicate your acceptance and approval by signing this letter in the space provided below and on the duplicate copy attached. Please return one fully executed original to the undersigned for our files.
     Boardroom looks forward to serving you in this important matter.
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Very truly yours,
Boardroom Solutions Group, LLC
/s/ Alfred F. Fasola
Al Fasola
Managing Principal

AGREED AND ACCEPTED:

Xybernaut Corporation

By:	/s/ Bruce C. Hayden	Date: 5/2/2005
Name: Bruce C. Hayden
Title: CFO
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     ADDITIONAL TERMS AND CONDITIONS
     Amounts Not Paid. All amounts not paid when due will bear interest at an annual rate of 12% or the maximum rate allowed by law, whichever is greater.
     Warranties and Indemnification. Boardroom neither expresses nor implies any warranties of its work nor predicts results of the Engagement. Boardroom has not offered any assurances that the efforts to resolve the financial, structural or management issues facing the Company can or will be successful.
     Boardroom shall not be subject to any liability to the Company for any act or omission relating to, in connection with or arising out of services rendered hereunder, unless Boardroom’s acts or omissions constitute intentional or willful malfeasance, gross negligence or the reckless disregard of Boardroom’s obligations or duties hereunder. In furtherance of the foregoing, the Company agrees and covenants that it will not initiate any legal or administrative proceedings whatsoever against Boardroom relating to, in connection with or arising from the services rendered hereunder seeking more than the amount of the fees actually paid to Boardroom for the Engagement. The Company acknowledges and agrees that the allocation of risk provided by this paragraph is fair and reasonable.
     The Company releases, indemnifies and holds Boardroom harmless from and against any losses, claims, damages or liabilities (“Losses”) to which Boardroom may become subject and shall promptly reimburse Boardroom for any legal or other expenses (including the cost of any investigations and the hiring of any accountant or other experts) reasonably incurred by Boardroom relating to, in connection with or arising from the services rendered hereunder, whether or not resulting in any liability, unless such Losses resulted from Boardroom’s intentional or willful malfeasance, gross negligence or the reckless disregard of its obligations or duties hereunder.
     Legal Proceedings. If after the termination of the Engagement Boardroom is requested and agrees or is required to participate in any manner in legal or administrative proceedings regarding the Company, compensation shall be paid to Boardroom for time spent in preparation, travel, attendance at and work related thereto, all at Boardroom’s then current hourly rates, not to exceed Three Thousand Dollars ($3,000.00) per day, for the relevant personnel involved, unless Boardroom is a party litigant. Boardroom shall be further entitled to such compensation in the event Boardroom is required to participate in any manner in legal or administrative proceedings concerning the Company during the Engagement, if such participation requires work outside the scope of services to be performed under this Engagement. For individuals no longer employed by Boardroom, at the time of such participation, payment shall be made to such individuals directly or to their employers, as applicable.
     Accuracy of Information. The Company will use reasonable efforts to assure that all information, financial or otherwise, provided by or on behalf of the Company with respect to the Engagement (the “Information”) to Boardroom will, as of its respective dates, be accurate and complete in all its material respects. The Company understands that Boardroom will not be responsible for independently verifying the accuracy of the Information. The Company
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assumes full responsibility for inaccuracies in any Information provided by or on behalf of the Company to Boardroom or any third party. The Company will reasonably cooperate with Boardroom in all phases of Boardroom’s services under the Engagement. Specifically, without limiting the generality of the foregoing, if at any time during the Engagement, the Company discovers that any of the Information is inaccurate in any material respect it will immediately notify Boardroom.
     Work Output. Boardroom’s work processes used, prepared or assembled by Boardroom during the Engagement, including Boardroom’s proprietary methodology, know-how and computer models (“Work Processes”) shall be the exclusive property of Boardroom. The Company shall not be entitled to the Work Processes. Boardroom shall retain copies of the Work Processes pursuant to its document retention policy as in effect from time to time. Upon the conclusion of the Engagement, Boardroom shall deliver to the Company any data, reports, or runs assembled or prepared by Boardroom for the Engagement specifically and for the benefit of the Company. The data, reports and runs shall be the property of the Company.
     Independent Contractor. The Company acknowledges that Boardroom is being retained as an independent contractor to the Company and no employment relationship, partnership, joint venture or other association shall be deemed created by this Agreement.
     Confidentiality. During the term of the Engagement and for a period of twelve months thereafter, Boardroom shall keep secret and retain in strictest confidence, any and all confidential information relating to the Company or which Boardroom shall obtain knowledge of by reason of the Engagement, including, without limitation, trade secrets, customer lists, financial plans or projections, pricing policies, marketing plans or strategies, business acquisition or divestiture plans, new personnel acquisition plans, technical processes and other research projects. Boardroom shall not, except in connection with the performance of its duties hereunder, disclose any such information to anyone outside the Company, other than to Boardroom’s legal counsel, as required by applicable law (provided prior written notice thereof is given by Boardroom to the Company) or with the Company’s prior written consent, which shall not be unreasonably withheld or delayed. The obligations of Boardroom in this paragraph shall not apply to information which is (i) known generally to the public; (ii) known to Boardroom prior to the date of this Agreement; (iii) lawfully disclosed to Boardroom by a third party; (iv) generally known in the industry in which the Company is engaged; or (v) required by law to be disclosed by Boardroom, in which event Boardroom shall provide the Company with prompt notice thereof.
     The Company shall not, except as required in the conduct of its business, disclose any Work Processes to any third party other than the Company’s lenders, attorneys and advisors or as otherwise required by law, without the prior written consent of Boardroom, which consent shall not be unreasonably withheld or delayed.
     Agreement to Mediate/Arbitrate:
     a. Mediation. The parties shall mediate all disputes and claims between them arising out of or related to the Engagement or any resulting transaction (a “Dispute”) before resorting to arbitration. Selection of a mediator shall occur within ten days of a demand for
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mediation. If the parties cannot agree on the selection of a mediator within ten days, either or both party shall request the American Arbitration Association (AAA) to appoint one for them within fifteen days. The mediation shall take place within ten days of the date of the selection or appointment of the mediator and shall take place in New York City, New York. Mediation fees, if any, shall be divided equally among the parties involved and prepaid. If any party commences an arbitration based on a Dispute without first attempting to resolve the matter through mediation or initiates an unauthorized court action, then that party shall be required to pay the other party’s attorneys’ fees, expert costs and other expenses in connection with the arbitration or unauthorized court action. The parties agree that any Dispute which is not settled through mediation shall be decided by neutral, binding arbitration and not by court action, except as provided by law for judicial review and enforcement of arbitration proceedings and awards and as provided in subsection c. below.
     b. Arbitration. The arbitration shall be conducted in accordance with AAA’s Expedited Procedures for arbitration (unless the parties agree in writing to use AAA’s Commercial Arbitration Rules) and shall be conducted in New York City, New York. The parties have no right to discovery and the arbitrator(s) shall have no power to allow discovery unless the parties agree in writing to modify this limitation. Except as provided above, each party shall be responsible for its own attorneys’ fees and costs. The arbitrator shall apply New York law as the applicable state law governing the Dispute, without reference to choice of law principles, applying New York rules of evidence as applicable in a court of law. The award of the arbitrator shall be final and binding upon the parties without right of appeal or judicial review. Application may be had by any party to any court of general jurisdiction for entry and enforcement of judgment based on said award. Such judgment shall be binding, final and nonappealable.
     c. Provisional Remedies. Notwithstanding the above, either party may, without waiving any remedy under this Agreement, seek from any court having jurisdiction, any interim or provisional relief available under applicable law that is necessary to protect the rights, property or remedies of that party, pending the outcome of the mediation and/or arbitration, including but not limited to, applications for injunctive relief, writs of attachment or possession.
     Applicable Law; Headings. The Agreement shall be governed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of laws. The paragraph headings in the Agreement and the Additional Terms and Conditions are for informational purposes only.
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